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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2004 relating to the financial statements and financial statement schedule of 21st Century Insurance Group, which appears in 21st Century Insurance Group's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLC

Los Angeles, California
August 18, 2004

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  Exhibit 23.1